                                                                   EXHIBIT 10.27

                                                            Execution Copy


                      ----------------------------------

                            STOCK PURCHASE AGREEMENT

                            RELATING TO PURCHASE OF

                      ST. LOUIS OSTOMY DISTRIBUTORS, INC.

                                       BY

                        SUBURBAN OSTOMY SUPPLY CO., INC.


                                January 22, 1996

                      ----------------------------------

                               Table of Contents
                               ----- -- --------


RECITALS                                                                PAGE NO.
- --------                                                                --------

ARTICLE I.        DEFINITIONS

     1.1   Definitions                                                       1

ARTICLE II.       PURCHASE AND SALE OF SHARES

     2.1   Purchase and Sale                                                 6
     2.2   Consideration                                                     6
     2.3   Time and Place of Closing                                         7
     2.4   Deliveries by the Seller                                          7
     2.5   Adjustments to the Purchase Price                                 7
     2.6   Other Transactions at the Closing                                 8

ARTICLE III.      REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE SELLERS

     3.1   Organization and Qualification                                    8
     3.2   Authority; No Violation                                           8
     3.3   Capitalization                                                    9
     3.4   Subsidiaries                                                      9
     3.5   Financial Statements                                              9
     3.6   Absence of Undisclosed Liabilities                               10
     3.7   Absence of Certain Changes                                       10
     3.8   Title to Assets                                                  12
     3.9   Sufficiency and Condition of Assets                              12
     3.10  Real Estate                                                      12
     3.11  Accounts Receivable                                              13
     3.12  Inventories                                                      13
     3.13  Intellectual Property                                            14
     3.14  Trade Secrets and Customer Lists                                 14
     3.15  Contracts                                                        15
     3.16  Customers and Suppliers                                          16
     3.17  Compliance with Laws                                             17
     3.18  Taxes                                                            17
     3.19  Employee Benefit Plans                                           18
     3.20  Environmental Matters                                            21
     3.21  Employees                                                        23
     3.22  Litigation                                                       23

     3.23  Insurance                                                        24
     3.24  Company Products                                                 24
     3.25  Powers of Attorney                                               24
     3.26  Brokers                                                          25
     3.27  Burdensome Agreements                                            25
     3.28  Records and Books                                                25
     3.29  Transactions with Interested Persons                             25
     3.30  Bank Accounts                                                    25
     3.31  Copies of Documents                                              25
     3.32  Status Under Certain Statutes                                    25
     3.33  Disclosure of Material Information                               26
     3.34  Sole Representations and Warranties                              26

ARTICLE IV.        REPRESENTATIONS AND WARRANTIES OF PARENT
                   AND BUYER

     4.1   Organization and Qualification                                   26
     4.2   Authority                                                        26
     4.3   Brokers                                                          26
     4.4   Shares Acquired For Investment                                   26
     4.5   Financing Commitment                                             27
     4.6   Financial Statements                                             27
     4.7   Sole Representations and Warranties                              27

ARTICLE V.         COVENANTS

     5.1   Covenants of the Company                                         27
     5.2   Covenants of the Company and Seller                              29
     5.3   Covenants of the Seller                                          29
     5.4   Covenants of Parent and Buyer                                    30
     5.5   Mutual Covenants                                                 31

ARTICLE VI.        CLOSING CONDITIONS

     6.1   Conditions to Obligations of Buyer                               31
     6.2   Conditions to Obligations of the Company and the Sellers         33

ARTICLE VII.       TERMINATION

     7.1   Termination of Agreement                                         34
     7.2   Effect of Termination and Right to Proceed                       35

ARTICLE VIII.      INDEMNIFICATION

     8.1   Survival of Representations and Warranties                       35
     8.2   Indemnification by Seller                                        36
     8.3   Indemnification by Buyer                                         36
     8.4   Minimum Indemnification                                          37
     8.5   Notice and Opportunity to Defend                                 37
     8.6   Contribution                                                     38
     8.7   Right of Set-off                                                 38
     8.8   Adjustment for Insurance and Taxes                               38

ARTICLE IX.        MISCELLANEOUS

     9.1   Fees and Expenses                                                39
     9.2   Publicity and Disclosures                                        39
     9.3   Notices                                                          39
     9.4   Successors and Assigns                                           40
     9.5   Descriptive Headings                                             40
     9.6   Counterparts                                                     40
     9.7   Severability                                                     40
     9.8   Attorney's Fees                                                  41
     9.9   Course of Dealing                                                41
     9.10  Third Parties                                                    41
     9.11  Tax Matters                                                      41
     9.12  Variations in Pronouns                                           42
     9.13  Waiver of Jury Trial                                             42
     9.14  Governing Law                                                    43
     9.15  Entire Agreement                                                 43

Table of Exhibits
- -----------------

Exhibit A  10% Subordinated Note
Exhibit B  Intercreditor Agreement
Exhibit C  Opinion of Seller's Counsel
Exhibit D  Non-Competition Agreement
Exhibit E  Opinion of Buyer's Counsel

Table of Schedules
- ------------------

Schedule 3.1       Qualification
Schedule 3.4       Subsidiaries
Schedule 3.5       Financial Statements
Schedule 3.6       Liabilities
Schedule 3.7       Changes
Schedule 3.10      Real Estate
Schedule 3.11      Accounts Receivables
Schedule 3.12      Inventories
Schedule 3.13      Intellectual Property
Schedule 3.14      Trade Secrets
Schedule 3.15      Contracts
Schedule 3.16      Major Customers
Schedule 3.18      Taxes
Schedule 3.19      Employee Benefit Plans
Schedule 3.20      Environmental Matters
Schedule 3.21      Employees
Schedule 3.22      Litigation
Schedule 3.23      Insurance
Schedule 3.24      Warranty and other Claims
Schedule 3.26      Brokers
Schedule 3.29      Transactions with Interested Persons
Schedule 3.30      Bank Accounts
Schedule 5.1(a)    Interim Conduct

                            STOCK PURCHASE AGREEMENT
                            ------------------------


    Stock Purchase Agreement (the "Agreement") dated as of January 22, 1996, by and among Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Buyer") and St. Louis Ostomy Distributors, Inc., a Missouri corporation (the "Company"), and Michael J. Quinn the sole shareholder of the Company (the "Seller").

    The Seller owns the outstanding shares (the "Shares") of Common Stock of the Company, $1.00 par value per share, constituting all of the outstanding Equity Securities of the Company, on the date hereof. Buyer desires to purchase, and the Seller desires to sell, all of the outstanding Equity Securities of the Company.

    In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

    1.1  Definitions.  For the purposes of this Agreement, all capitalized words
         -----------
or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Affiliate"  means when used with respect to any Person, (a) if such Person
     ---------
is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any Equity Security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such Person is a partnership, any general or limited partner thereof and (c) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, (i) "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and (ii) all employees, stockholders, consultants and agents of Buyer and any direct or indirect stockholder of Buyer shall be considered an Affiliate of Buyer.

    "Agreement" means this Stock Purchase Agreement (together with all Exhibits
     ---------
and Schedules hereto) as from time to time assigned, supplemented, modified, amended, or restated or as the terms hereof may be waived.

    "Business Day" means any day, excluding Saturday, Sunday and any other day
     ------------
on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

    "Buyer" means Suburban Ostomy Supply, Co., Inc., a Massachusetts
     -----
corporation, and its successors and assigns.

    "Cash Equivalents" means any certificate of deposit, interest in a money
     ----------------
market account or similar security which may be immediately liquidated and converted into cash.

    "CERCLA" means the Comprehensive Environmental Response Compensation and
     ------
Liability Act of 1980, as amended, and the regulations thereunder, and court decisions in respect thereof, all as the same shall be in effect at the time.

    "Charter" means the Certificate of Incorporation, Articles of Incorporation
     -------
or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

    "Claim" means an action, suit, proceeding, hearing, investigation,
     -----
litigation, charge, complaint, claim or demand.

    "Code" means the Internal Revenue Code of 1986, as amended, and the
     ----
regulations thereunder.

    "Commission" means the Securities and Exchange Commission and any other
     ----------
similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

    "Common Stock" means the common stock of the Company, $1.00 par value per
     ------------
share.

    "Company" means St. Louis Ostomy Distributors, Inc., a Missouri corporation,
     -------
and its successors and assigns.

    "EBIT" means, for any period, the net earnings of the Company for such
     ----
period, plus the interest and income taxes paid or accrued by the Company for such period, all as determined in accordance with GAAP, applied on a basis consistent with prior periods.

    "Environmental Action" means any administrative, regulatory or judicial
     --------------------
action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, request for information, proceeding, consent order or consent agreement relating in any way to any

Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials, damage to the environment or alleged injury or threat of injury to human health or safety from pollution or other environmental degradation.

    "Environmental Law" means any applicable federal, state or  local law,
     -----------------
statute, rule, regulation, or ordinance relating to the environment, human health or safety from pollution or other environmental degradation or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, and any similar state and local laws or by-laws, the rules, regulations and interpretations thereunder, all as the same shall be in effect from time to time.

    "Environmental Permit" means any permit, approval, identification number,
     --------------------
license or other authorization required under any Environmental Law.

    "Equity Security" shall have the meaning given to such term in Section
     ---------------
3(a)(ii) of the Exchange Act.

    "ERISA" means the Employee Retirement Income Security Act of 1974, and any
     -----
similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

    "ERISA Affiliate" means, for purposes of Title IV of ERISA, any trade or
     ---------------
business, whether or not incorporated, that together with the Company or any Subsidiary of the Company, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, for purposes of the Code, any member of any group that, together with the Company or any Subsidiary of the Company, is treated as a "single employer" for purposes of Section 414 of the Code.

    "Exchange Act" means the Securities Exchange Act of 1934, and any similar or
     ------------
successor federal statute, and the rules and regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

    "GAAP" means generally accepted accounting principles set forth in the
     ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

    "Hazardous Materials" means (a) petroleum or petroleum products, natural or
     -------------------
synthetic gas, asbestos, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition or "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes" "restricted hazardous waters," toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

    "Indebtedness" means all obligations, contingent or otherwise, whether
     ------------
current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

    "IRS" means the Internal Revenue Service and any similar or successor agency
     ---
of the federal government administering the Code.

    "Last Balance Sheet" shall mean the consolidated balance sheet of the
     ------------------
Company and its Subsidiaries as at the month ended October 31, 1995, included in the Financial Statements.

    "Lien" means, with respect to any asset, any mortgage, deed of trust,
     ----
pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

    "Material Adverse Effect" means a material adverse impact or effect on (a)
     -----------------------
the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or the Seller to perform their respective obligations under any of the Purchase Documents, (c) the validity or enforceability of any of the Purchaser Documents or (d) the rights and remedies of the Buyer hereunder or thereunder.

    "Officer's Certificate" means a certificate signed in the name of a
     ---------------------
corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

    "Person" means any individual, firm, partnership, association, trust,
     ------
corporation, limited liability company, governmental body or other entity.

    "PBGC" means the Pension Benefit Guaranty Corporation, and any successor
     ----
thereto.

    "Purchase Documents" means this Agreement, the Non-Competition Agreement,
     ------------------
and any other certificate, document, instrument, stock power, or agreement executed in connection therewith.

    "Release" means any release, issuance, disposal, discharge, dispersal,
     -------
leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property other than in compliance with all Environmental Laws and Permits.

    "Securities Act" means the Securities Act of 1933, and any similar or
     --------------
successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Shares" means the outstanding shares of Common Stock of the Company.
     ------

    "Subordinated Note"  means the promissory note to be issued by the Buyer to
     -----------------
the Seller as provided in Section 2.2 hereof.

    "Subsidiary"  means, with respect to any Person (a) any corporation,
     ----------
association or other entity of which at least a majority in interest of the outstanding capital stock or other Equity Securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other Equity Securities of any other class or classes of such corporation, association or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or (b) any entity (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly at the date of determination thereof, has at least majority ownership interest. For purposes of this Agreement, a Subsidiary of the Company shall include the direct and indirect Subsidiaries of the Company.

    "Tax" means any federal, state, local or foreign income, gross receipts,
     ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    "Tax Return" means any return, declaration, report, claim for refund, or
     ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    The following terms are defined in the following Sections of this Agreement:


    Term                          Section
    ----                          -------

    Closing                       2.3
    Closing Date                  2.3
    Financial Statements          3.5
    Indemnifying Party            8.5
    Losses                        8.2
    Non-Competition Agreement     6.1
    Plan                          3.19(a)
    Purchase Price                2.2

                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

    2.1  Purchase and Sale.  Upon the terms and subject to the conditions
         -----------------
contained in this Agreement, at the Closing (as defined in Section 2.3 below), the Seller shall sell, assign, transfer and deliver to Buyer, and Buyer will accept and purchase from the Seller, all of the Shares owned or held by the Seller, free and clear of all Liens.

    2.2  Consideration.  Upon the terms and subject to the conditions contained
         -------------
in this Agreement, in reliance upon the representations, warranties and agreements of the Company and the Seller contained herein, and in consideration of the sale, assignment, transfer and delivery of the Shares, Buyer will pay to the Seller Twelve Million Five Hundred Thousand Dollars ($12,500,000), of which Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000) shall be paid by wire transfer of immediately available funds, and One Million Two Hundred Fifty Thousand Dollars ($1,250,000) will be paid by delivery to Seller of a 10% Subordinated Promissory Note of the Buyer in the form of Exhibit A attached
                                                         ---------
hereto. The consideration payable to the Seller for the Shares is subject to adjustment as provided in Section 2.5 hereof, and such consideration, as so adjusted, is referred to herein as the "Purchase Price". The indebtedness evidenced by the Subordinated Note shall be subordinate and junior in right of payment to certain senior debt of the Buyer as provided in the Intercreditor Agreement attached hereto as Exhibit B.
                                                  ---------

    2.3  Time and Place of Closing.  The closing of the transactions described
         -------------------------
in Sections 2.1 and 2.2 of this Agreement (the "Closing") shall take place at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, MA, 02110 at 10:00 a.m. on January 22, 1996, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

    2.4  Deliveries by the Seller.  At the Closing, the Seller will deliver to
         ------------------------
Buyer (a) the various certificates, instruments and documents referred to in
Section 6.1 below, and (b) stock certificates representing the Shares duly endorsed for transfer or accompanied by a stock power duly executed in blank, and any other documents that are necessary to transfer to Buyer good title to all Shares free and clear of all Liens, and Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.2 below and the Purchase Price so set forth in Section 2.2.

    2.5  Adjustment to the Purchase Price.
         --------------------------------

         (a) The consideration otherwise payable for the Shares pursuant to
Section 2.2 hereof shall be adjusted downward, dollar for dollar, to the extent that (i) Indebtedness of the Company for borrowed money as of the Closing Date exceeds Four Hundred Fifty Thousand Dollars ($450,000); and (ii) cash and Cash Equivalents of the Company as of the Closing Date, after giving effect to the payments described in Sections 5.1(d) and 5.1(e) hereof are less than Five Hundred Thousand Dollars ($500,000). Any such adjustment shall be applied ninety percent (90%) to the cash component of the Purchase Price and ten percent (10%) to the Subordinated Note.

         (b) At the Closing, the Seller shall deliver to the Buyer (i) a balance sheet as of a date not more than three (3) Business Days prior to the Closing (the "Closing Balance Sheet"), which Closing Balance Sheet shall be prepared in accordance with GAAP consistently applied, and (ii) an Officer's Certificate setting forth the amount of Indebtedness of the Company for borrowed money as of the Closing Date and the amount of cash and Cash Equivalents for the Company as of the Closing Date. Any adjustments to the Purchase Price under this Section
2.5 shall initially be made on the basis of such Officer's Certificate. If within thirty (30) days following the Closing the Buyer notifies the Seller that the Buyer disagrees with the Closing Balance Sheet or the Officer's Certificate, the parties shall use all reasonable efforts to resolve such disagreement within thirty (30) days after such notice. If the parties are unable to do so, such disagreement shall be referred to Arthur Andersen & Co. or such other accounting firm of national recognition which is acceptable to Seller and Buyer. The decision of such firm shall be binding on all parties, and the fees and expenses of such firm shall be paid one half by the Buyer and one half by the Seller.

    2.6  Other Transactions at the Closing. Simultaneously with the Closing, and
         ---------------------------------
subject to the provisions of Section 2.5:

         (a) The Company shall sell to the Seller the two automobiles listed on
Schedule 2.6(a) hereto.  The purchase price of such automobiles shall be the
- ---------------
book value thereof as shown on the Company's financial statements as of the Closing Date; provided, however, that up to one-half of the amount of the sum of
              --------  -------
(i) the amount by which Indebtedness for borrowed money of the Company as of the Closing Date is less than Four Hundred Fifty Thousand Dollars ($450,000); and
(ii) the amount by which cash and Cash Equivalents of the Company as of the Closing Date, after giving effect to the payments described in Sections 5.1(d) and 5.1(e) hereof, exceed Five Hundred Thousand Dollars ($500,000), may be used by the Seller to fund that portion of the purchase price of such automobiles which equals the difference between the Company's book value thereof as of the Closing Date and the wholesale or "black book" value thereof and/or shall be used by the Company to pay a bonus (not to exceed One Hundred Fifty Thousand Dollars ($150,000)) to such key employee of the Company as may be designated in writing by the Seller.

         (b) The Company shall sell to the Seller that certain key man life insurance policy identified on Schedule 2.6(b) hereto at a purchase price equal
                               ---------------
to the cash surrender value thereof.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         OF THE COMPANY AND THE SELLER
                         -----------------------------

    Each of the Company and the Seller, jointly and severally, hereby represents and warrants to Buyer as follows:

    3.1  Organization and Qualification.  The Company is a corporation duly
         ------------------------------
organized, validly existing and in good standing under the laws of the State of Missouri. The Company has full power and authority to own, use and lease its properties and to conduct its business as such properties are owned, used or leased and as such business is currently conducted and as it is proposed to be conducted. The copies of the Company's Charter and By-Laws, as amended to date, certified by its Secretary and delivered to Buyer's counsel prior to the Closing, are true, complete and correct. Except as set forth on Schedule 3.1
                                                                 ------------
attached hereto, the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or maintains inventories or where the conduct of its business would require such qualification.

    3.2  Authority; No Violation.  The Company has all requisite corporate power
         -----------------------
and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of the Company and the Seller, enforceable against each of them in accordance with its terms. The Shares, when transferred in compliance with this Agreement, will be validly issued, fully paid and non-assessable, and free of any Liens. Assuming the accuracy of the representations and warranties of Buyer hereunder, (a) the entering into of this Agreement by the Company and the Seller does not, and the consummation by the Company and the Seller of the transactions contemplated hereby, including specifically the transfer of the Shares to Buyer by the Seller, will not violate the provisions of (i) to the knowledge of the Company and Seller, any applicable federal, state, local or foreign laws, (ii) the Company's Charter or By-Laws, or (iii) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of the Company or the Seller under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Company or the Seller is a party or by which any of them is bound, or to which any property of the Company is subject; and
(b) to the knowledge of the Company and the Seller, the offer and sale of the Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and from any registration or filing requirements of any applicable state securities laws.

    3.3  Capitalization.  The Company's authorized capital stock consists of
         --------------
30,000 shares of Common Stock, $1.00 par value per share, of which 750 shares are issued and outstanding, and all of which are owned beneficially and of record by the Seller. All of such outstanding shares are duly authorized, validly issued, fully paid, non-assessable, free of all Liens and pre-emptive rights and have been issued in compliance with all applicable federal and state laws. Except for the rights of Buyer hereunder, there are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional shares of Common Stock or any other Equity Security of the Company.

    3.4  Subsidiaries.  The Company has no Subsidiaries.  Except as set forth on
         ------------
Schedule 3.4, the Company does not own, directly or indirectly, any securities
- ------------
issued by any other Person except for United States government securities, certificates of deposit, or other cash equivalents and is not a partner or participant in any partnership or joint venture of any kind.

    3.5  Financial Statements.  Attached hereto as Schedule 3.5 are the
         --------------------                      ------------
following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended July 31, 1995, July 31, 1994, and July 31, 1993, for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the three months ended October 31, 1995 for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company, subject to normal year-end adjustments (which will not be material individually or in the aggregate) and the absence of footnotes and other presentation items.

    3.6  Absence of Undisclosed Liabilities.  Except as set forth in the Last
         ----------------------------------
Balance Sheet and in Schedule 3.6 attached hereto, there are no material
                     ------------
liabilities of the Company, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of any other Person, or liabilities for Taxes due or then accrued or to become due), except for liabilities which have arisen in the ordinary course of business of the Company since the date of the Last Balance Sheet. Schedule 3.6 sets forth a true and correct aged list of all accounts
        ------------
payable of the Company as of October 31, 1995, in excess of $5,000 to any one payee.

    3.7  Absence of Certain Changes.  Except as otherwise disclosed in Schedule
         --------------------------                                    --------
3.5 attached hereto, since July 31, 1995, there has not been:
- ---

         (a) any change in the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of the Company taken as a whole that, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is reasonably likely to be materially adverse with respect to the Company (including, by way of example and not of limitation, the loss of any significant distributor, customer or vendor, any announcement of new developments in competitive technology, or the intention on the part of any key employee of the Company to leave the Company's employ);

         (b) any obligation or liability incurred by the Company for an amount not more than $25,000 in each case or $50,000 in the aggregate; other than routine trade payables, payables and other obligations and liabilities incurred in the ordinary course of business

         (c) any Lien placed on any of the Company's properties or assets which remains in existence on the date hereof;

         (d) any contingent liabilities incurred by the Company with respect to the obligations of any other Person;

         (e) any purchase, sale, lease, assignment, transfer or other disposition, or any agreement or other arrangement for the purchase, sale, lease, assignment, transfer or other disposition, of any part of the Company's properties or assets, other than purchases for and sales from inventory for fair consideration in the ordinary course of business, except for fixed assets purchased or other capital expenditures made in amounts not exceeding $25,000 for any single item and $50,000 in the aggregate for all such items;

         (f) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Company's properties, assets or business;

         (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any Equity Security of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its own Equity Securities, or any issuance by the Company of any Equity Security;

         (h) any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries; any change in the employment contracts of or compensation payable or to become payable by the Company to any of its officers, directors, employees, consultants or agents, or any bonus payment or arrangement made to or with any of such officers, directors, employees, consultants or agents; or any change in coverage or benefits available under any Plan described in Section 3.19;

         (i) any change with respect to the Company's management or supervisory personnel;

         (j) any payment or discharge of a material Lien or liability of the Company not disclosed on the Financial Statements or incurred in the ordinary course of business;

         (k) any obligation or liability incurred by the Company with respect to any loan, advance or commitment to lend by any bank, financial institution or institutional lender to any of the officers, directors, employees, consultants, agents, or stockholders of the Company or to any other Person; or any loans or advances made by the Company to any officers, directors, employees, consultants, agents or stockholders of the Company, except for normal compensation, professional fees and expense allowances payable to officers and directors;

         (l) any contracts, licenses, leases or agreements entered into by the Company which are outside the ordinary course of business or which obligate the Company for more than $5,000 in any one case or more than $25,000 in the aggregate;

         (m) any recapitalization or reorganization;

         (n) any amendment or other change (or any authorization to make such an amendment or change) to the Company's or any of its Subsidiaries' Charter or By-Laws, except as required in connection with the consummation of the transactions contemplated hereby;

         (o) any postponement or delay in payment of any accounts payable or other liability of the Company or any of its Subsidiaries except in the ordinary course of business consistent with prior practices;

         (p) any cancellation, waiver, compromise or release of any right or claim either involving more than $10,000 or outside the ordinary course of business consistent with prior practices;

         (q) any cancellation, termination, modification, or acceleration by any party to any contract, license, lease or agreement involving more than $10,000 to which any of the Company or any of its Subsidiaries is a party or by which any of them is bound; or

         (r) to the knowledge of the Seller, any other occurrence, action, failure to act or transaction involving the Company other than transactions in the ordinary course of business consistent with prior practices.

    3.8  Title to Assets.  The Company has good and marketable title to, or a
         ---------------
valid leasehold interest in, all of the property and assets used by it, located on its premises, or shown on the Last Balance Sheet, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Last Balance Sheet.

    3.9  Sufficiency and Condition of Assets.  The Company owns or leases all
         -----------------------------------
real, personal, tangible and intangible property and assets necessary for the conduct of its businesses as such businesses are presently conducted and are proposed to be conducted. To the knowledge of each of the Sellers and Company, all tangible properties and assets owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, have been well maintained, and conform with all applicable laws, statutes, ordinances, rules and regulations.

    3.10  Real Estate.
          -----------

         (a)  The Company does not own any real property.

         (b)  Schedule 3.10(b) lists and describes briefly all real property
              ----------------
leased or subleased to the Company. With respect to each such lease and sublease;

              (i) correct and complete copies thereof have been delivered to Buyer;

             (ii) the lease or sublease is legal, valid binding, enforceable, and in full force and effect and will continue to be so on identical terms following the consummation of the transactions contemplated hereby;

            (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

             (iv) no party to the lease or sublease has repudiated any provision thereof, and there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (v) with respect to each sublease, the representations and warranties set forth in subsections (ii), (iii) and (iv) above are true and correct with respect to the underlying lease;

             (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

            (vii) to the knowledge of the Company and the Seller, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, statutes, ordinances, rules and regulations; and

           (viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

    3.11 Accounts Receivable.  All of the accounts receivable of the Company are
         -------------------
properly reflected in the Financial Statements and are, subject to the allowance for doubtful accounts set forth therein, valid and enforceable claims, subject to no set-off or counterclaim, and are fully collectible in the ordinary course of business. Except as set forth in Schedule 3.11 attached hereto, the Company
                                     -------------
does not have any accounts receivable or loans or notes receivable from any Affiliates or from any of its officers, directors, consultants, employees, agents or stockholders.

    3.12 Inventories.
         -----------

         (a) Except as disclosed in Schedule 3.12 attached hereto:  (i) the
                                    -------------
inventories of the Company are properly reflected in the Last Balance Sheet and are of a quality and quantity saleable in the ordinary course of business of the Company at prevailing market prices, are priced at the [lower of cost (first in, first out) or market] and (ii) the values of the inventories stated in the Financial Statements reflect the Company's normal inventory valuation policies and were determined in accordance with GAAP consistently applied.

         (b) As of the date hereof, purchase commitments for raw materials and parts for the Company are not, individually or in the aggregate, in excess of normal requirements and none of such commitments are at prices materially in excess of current market prices. Sales commitments for finished goods are all at prices in excess of prices used in valuing inventory items or of estimated costs of manufacture of items not in inventory after allowing for selling expenses and a normal profit margin.

    3.13 Intellectual Property.  All patents, patent applications, registered
         ---------------------
copyrights, trade names, registered trademarks and trademark applications which are owned by or licensed to the Company, if any, are listed in Schedule 3.13
                                                               -------------
attached hereto, which indicates with respect to each the nature of the Company's interest therein and the expiration date thereof or the date on which the Company's interest therein terminates. All of the Company's patents and registered trademarks have been duly registered in, filed in or issued by the United States Patent Office or the corresponding offices of other countries identified in Schedule 3.13, and have been properly maintained and renewed in
              -------------
accordance with all applicable laws and regulations in the United States and each such country. Except as set forth in Schedule 3.13, use of said patents,
                                           -------------
patent applications, registered copyrights, trade names, registered trademarks or trademark applications owned by the Company does not require the consent of any other Person and the same are freely transferable (except as otherwise provided by law) and are owned exclusively by the Company, free and clear of any Liens. Except as set forth in Schedule 3.13, (i) no other Person has an
                               -------------
interest in or right or license to use, or the right to license any other Person to use, any of said patents, patent applications, registered copyrights, trade names, registered trademarks or trademark applications, (ii) there are no claims or demands of any other Person pertaining thereto and no proceedings have been instituted, or are pending or, to the knowledge of the Company and each Seller, threatened, which challenge the Company's rights in respect thereof, (iii) none of the patents, copyrights, trade names or trademarks listed in Schedule 3.13 is
                                                                -------------
being infringed by another Person or is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation, (iv) no Claim has been made or is threatened charging the Company with infringement of any adversely held patent, trade name, trademark or copyright and (v) there does not exist (a) any unexpired patent with claims which are or would be infringed by products of the Company or by apparatus, methods or designs employed by it in manufacturing such products or (b) any patent or application therefor or invention which would materially adversely affect the Company's ability to manufacture, use or sell any such product, apparatus, method or design.

    3.14 Trade Secrets and Customer Lists.  The Company has the right to use,
         --------------------------------
free and clear of any Claims or rights of any other Person, all trade secrets, customer lists, manufacturing and secret processes and know-how (if any) required for or used in the manufacture or marketing of all products being sold, manufactured, or under development by it, including products licensed from other Persons. Any payments required to be made by the Company for the use of such trade secrets, customer lists, manufacturing and secret processes and know-how are described in Schedule 3.14 attached hereto. The Company is not in any way
                 -------------
making an unlawful or wrongful use of any confidential information, know-how, or trade secrets of any other Person, including without limitation any former employer of any present or past employee of the Company. Except as described on
Schedule 3.14, neither the Seller nor any officer, director or employee of the
- -------------
Company is a party to any non-competition or confidentiality agreement with any Person other than the Company.

    3.15 Contracts.  Except for contracts, commitments, leases, licenses,
         ---------
plans and agreements described in Schedule 3.15 attached hereto, the Company is
                                  -------------
not a party to or subject to:

         (a) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

         (b) any employment or consulting contract or contract for personal services not terminable at will by the Company without penalty to the Company;

         (c) any contract or agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $5,000 each and which in the aggregate do not exceed $25,000;

         (d) any contract, arrangement or program with vendors, suppliers or customers relating to rebates, volume discounts or cooperative Advertising;

         (e) any contract or agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $25,000;

         (f) any contract or agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by the Company of any service, other than contracts with customers entered into in the ordinary course of business;

         (g) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

         (h) any contract or agreement with any sales agent, distributor or OEM of products of the Company;

         (i) any contract or agreement concerning a partnership or joint venture with one or more Persons;

         (j) any confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting the Company's freedom to compete in any line of business or in any location or with any Person;

         (k) any license agreement (as licensor or licensee);

         (l) any contract or agreement with any Seller or any present or former officer, director, consultant, agent or stockholder of the Company or with any Affiliate of any of them;

         (m) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or Indebtedness to any Person;

         (n) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charters and By-Laws of the Company);

         (o) any agreement under which the consequences of a default by the Company or termination could have a Material Adverse Effect; or

         (p) any other agreement or contract (or group or related agreements or contracts) the performance of which involves consideration paid or received by the Company in excess of $25,000.

    Copies of all such contracts, commitments, plans, leases, licenses and agreements have been provided to Buyer or its counsel prior to the execution of this Agreement, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in Schedule 3.15. Except as listed and described in
                                -------------
Schedule 3.15, neither the Company, or to the knowledge of the Company and the
- -------------
Seller, any other Person, is in default under any such contract, commitment, plan, lease, license or agreement described in Schedule 3.15 (a "default" being
                                               -------------
defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default).

    3.16 Customers and Suppliers.  Schedule 3.16 attached hereto sets forth the
         -----------------------   -------------
twenty (20) largest suppliers and customers of the Company for the year ended July 31, 1995 (the "Large Suppliers and Customers"). Except as reflected in
Schedule 3.16, no supplier is a material sole source of supply to the Company.
- -------------
The relationships of the Company with their suppliers and customers are good commercial working relationships and, except as set forth on Schedule 3.16,
                                                             -------------
neither (i) any of the Large Suppliers and Customers nor (ii) any supplier who at any time during the year ended July 31, 1995 was the sole source of supply of any item, has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company or has during the last twelve (12) months decreased materially or threatened to decrease or limit materially, its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company or any of its Subsidiaries, as the case may be. Neither the Company nor the Seller has any knowledge that any of the Large Suppliers and Customers intends to cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the

Company or its usage or purchase of the services or products of the Company and the acquisition of the Shares by Buyer will not, to the knowledge of the Company or any of the Seller, adversely affect the relationship of the Company with any of the Large Suppliers and Customers.

    3.17 Compliance with Laws.
         --------------------

         (a) To the knowledge of the Seller and the Buyer, the Company has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations as are necessary in order to enable it to own and conduct its business as currently conducted and as proposed to be conducted and to occupy and use its real and personal properties without incurring any material liability. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any rights pertaining to any such license, permit, franchise, order, approval, accreditation, waiver or authorization. The Company is in full compliance with the terms and conditions of all such licenses, permits, franchises, orders, approvals, accreditations, waivers and authorizations.

         (b) The Company has conducted and is conducting its business in material compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, statute, ordinance, regulation, rule, order or requirement relating to securities, properties, business, products, advertising, sales or employment practices, immigration, terms and conditions of employment, workers compensation, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, product safety and liability or civil rights). The Company is not now charged with, and to the knowledge of the Company and the Seller, is not now under investigation with respect to, any possible material violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing in connection with the business of the Company, and the Company has filed all material reports required to be filed with any governmental, regulatory or administrative agency or authority. The Company shall promptly inform Buyer of any notice relating to the foregoing received after the date hereof and on or prior to the Closing Date.

    3.18 Taxes.
         -----

         (a) The Company has filed all Tax Returns that it was required to file. To the knowledge of the Company and the Seller, all such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company have been paid (whether or not shown on any Tax Return). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No Claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to the imposition of any Tax by that jurisdiction. There are no Liens on any of the assets of any of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder, or other third party.

         (c) Neither the Company nor the Seller is aware of any dispute or Claim concerning any liability for Taxes of the Company. Schedule 3.18 attached
                                                    -------------
hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company for taxable periods ended on or after July 31, 1989, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company since July 31, 1993.

         (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made or is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or that are subject to an excise tax under
Section 4999 of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an Affiliated Group (as defined by Section 1504 of the Code) filing a consolidated federal income Tax Return or (ii) has any Liability for the Taxes of any Person (other than any of the Company) under Treas. Reg.(S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise.

         (f) The unpaid Taxes of the Company (i) did not, as of the date of the Last Balance Sheet, exceed the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Last Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

    3.19 Employee Benefit Plans.
         ----------------------

         (a)  Identification of Plans.
              -----------------------

         Schedule 3.19 attached hereto lists and identifies each:
         -------------

         (1) "Employee Pension Benefit Plan" (as such term is defined in Section 3(2) of ERISA) which is not a Multiemployer Plan;

         (2) "Multiemployer Plan" (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA);

         (3) "Employee Welfare Benefit Plan" (as such term is defined in Section 3(3) of ERISA); and

         (4) Stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation, sick pay or leave, fringe benefit plan, policy or arrangement or payroll practice,

which is, or was within five (5) years prior to the Closing Date, maintained or contributed to by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any liability or contingent liability (individually a "Plan" and collectively, the "Plans").

         (b) Representations Applicable to All Employee
             ------------------------------------------
              Pension Benefit Plans.
              ---------------------

         (1) Each Plan which is intended to be "qualified" under Section 401(a) of the Code is and has been at all times so qualified, and the trusts maintained thereunder are and have been at all times exempt from taxation under Section 501(a) of the Code. There have been no amendments to any such Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service. No prohibited transaction or other event has occurred that will give rise to disqualification of any such Plan under the Code. No event has occurred that will or could subject any such Plan to tax under Section 511 of the Code.

         (2) No Plan has incurred any "accumulated funding deficiency" (as described in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has there been any failure to make by its due date a required installment under Section 302(e) of ERISA or Section 412(m) of the Code with respect to any Plan.

         (c) Representations Applicable to All Title IV Plans.
             ------------------------------------------------

         (1) With respect to each Plan, no liability under Title IV or ERISA has been incurred since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk of incurring a liability under Title IV, other than liability for PBGC premiums which have been paid when due.

         (2) No steps have been taken to terminate any Plan subject to Title IV of ERISA.

         (3) No Plan has been the subject of a "reportable event" (as described in Section 4043 of ERISA) as to which a notice would be required to be filed with the PBGC.

         (4) With respect to each Plan which is subject to Title IV of ERISA, neither (i) the present value of accrued benefits under such Plan (based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the Plan's actuary with respect to such Plan), nor (ii) the "benefit liabilities" (as described in Section 4001(a)(18) of ERISA) of such Plan exceeded, as of its last valuation date, the then current value of the assets of such Plan. All costs of any Plan subject to Title IV of ERISA have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. Since the last valuation date for each such Plan, there have been no amendments or changes to such Plans that would increase the amount of benefits thereunder.

    (5)  No Plan is a plan described in Section 4063(a) of ERISA.

         (c) Representations Applicable to All Multiemployer Plans.
             -----------------------------------------------------

         (1) No Plan listed in Schedule 3.19(a) is a Multiemployer Plan.
                               ----------------

         (d) Representations Applicable to All Plans.
             ---------------------------------------

         (1) To the knowledge of the Company and the Seller, each Plan complies and has been administered in form and operation with all requirements of law and regulation applicable thereto. The Company and the ERISA Affiliates have performed all of their obligations under all such Plans.

         (2) There have been no acts or omissions which have given rise to, or which could give rise to, any penalty, tax, or fine under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which the Company or any ERISA Affiliate may be liable.

         (3) None of the assets of any Plan are invested in any employer securities, employer real property, or any annuity contracts.

         (4) All contributions required with respect to any Plan for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be timely made prior to the Closing by the Company or the ERISA Affiliates or will be properly recorded on the Closing Balance Sheet.

         (5) All required reports and descriptions of each Plan (including IRS Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been timely filed and distributed.

         (6) None of the Company or any ERISA Affiliate has any plan or commitment to establish any additional Plans or to amend any existing Plan.

         (7) No Plan provides benefits, including without limitation death, medical, or severance benefits, with respect to current or former employees or directors (or their beneficiaries) beyond their retirement or other termination of service other than (i) coverage for benefits mandated by applicable law, (ii) death benefits or retirement benefits under an Employee Pension Benefit Plan,
(iii) deferred compensation benefits properly accrued as liabilities on the Financial Statements, or (iv) benefits the full cost of which is borne by the current or former employee or director or his beneficiaries.

         (8) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Plans or the assets of such Plans, and no facts exist which could give rise to any such action, suit, or claim.

         (9) For each Plan, a true and complete copy of each of the following documents have been delivered to Buyer: (i) Plan document and all amendments thereto; (ii) most recent Summary Plan Description (together with each Summary of Material Modifications required under ERISA); (iii) IRS Form 5500 Annual Report, if required under ERISA, for the two most recent plan years, together with all schedules, financial statements, and opinions of independent accountants; (iv) the actuarial report, if required under ERISA, for the two most recent plan years; (v) Form PBGC-1, if required under ERISA, for the two most recent plan years; (vi) if the Plan is funded through a trust or any third party funding vehicle (including a voluntary employee benefit association under Section 501(c)(9) of the Code, or a "multiple employer welfare arrangement" described in Section 3(40) of ERISA), the trust or other funding agreement, all amendments thereto, and the latest financial statements thereof for the two most recent plan years; and (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Code.

         3.20   Environmental Matters.
                ---------------------

         (a)  Except as disclosed in Schedule 3.20 attached hereto, the use and
                                     -------------
operation by the Company and, to the knowledge of the Company and the Seller, by all past owners and operators, of all facilities and properties used in the business of the Company have been, and will be on the Closing Date, in compliance in all material respects with all Environmental Laws, and no Environmental Action has been filed, commenced, or, to the knowledge of the Company and the Seller, threatened with or against any of them alleging any failure so to comply.

         (b) The Company has received all Environmental Permits required to allow it to conduct its operations and businesses, such Environmental Permits are valid and in effect, and the Company is in compliance with such Environmental Permits.

         (c) Except as disclosed in Schedule 3.20, the Company has never sent or
                                    -------------
arranged for the transportation of Hazardous Materials to a site, or owned or operated a site, which, pursuant to CERCLA or any similar state law, has been placed or is proposed (by the United States Environmental Protection Agency ("EPA") or similar state authority) to be placed, on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list.

         (d) Except as disclosed in Schedule 3.20, neither the Company nor the
                                    -------------
Seller has received notice from any Person, (i) that the Company has been identified by the EPA or similar state authority as a potentially responsible party under CERCLA with respect to a site listed on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list; (ii) that any Hazardous Materials which the Company has generated, transported, or disposed of has been found at any site at which a Person has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that the Company is or shall be a named party to any Environmental Action arising out of any Person's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Materials.

         (e) Except as disclosed in Schedule 3.20, there are no underground fuel
                                    -------------
or other storage tanks located at any of the facilities of the Company. All such tanks disclosed in Schedule 3.20, together with all appurtenant piping,
                        -------------
valve, and related facilities, are, except as disclosed in Schedule 3.20,
                                                           -------------
structurally sound, are not currently and have not in the past been leaking or releasing their contents into the soil or groundwater, and are in compliance with all applicable registration, testing, monitoring, containment, and corrosion protection requirements.

         (f) Except as disclosed in Schedule 3.20, there have been no
                                    -------------
unpermitted Releases or threatened Releases that are or at any time were reasonably likely to occur of Hazardous Materials on, upon, into, or from the Real Estate or other assets of the Company; and, to the knowledge of the Company and the Seller, there have been no Releases on, upon, from, or into any real property in the vicinity of the Real Estate or other assets of the Company which, through the soil, groundwater, or surface water, may have come to be located on, upon, or under such Real Estate or other assets.

         (g) Without in any way limiting the generality of the foregoing, there is, to the knowledge of the Company and the Seller, no asbestos contained in or forming part of any building, building component, structure, or office space owned or leased by the Company; and, to the knowledge of the Company and the Seller, no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by the Company. All properties and equipment used in the business of the Company have been free of methylene chloride, trichloroethylene, 1, 2 - transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances, as such term is defined in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         (h) None of the Real Property or other assets of the Company is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

    3.21 Employees.  Schedule 3.21 attached hereto sets forth a true and
         ---------   -------------
complete list of (a) all directors of the Company, (b) all officers (with office held) of the Company, (c) all consultants and independent contractors retained by the Company currently or during the last fiscal year and (d) all employees of the Company who are compensated at an annual rate in excess of $50,000, including each such employee's job title, remuneration and duration of employment period. Except as disclosed in Schedule 3.21 or Schedule 3.19, the
                                           -------------    -------------
Company is not a party to any written or oral employment, consulting, service, severance or pension agreement. The Company is not a party to, and none of its employees are subject to, any collective bargaining agreement or other union contract, other than as disclosed in Schedule 3.21. The Company is in
                                     -------------
compliance in all material respects with applicable federal, state and local laws affecting employment and employment practices, including terms and conditions of employment and wages and hours, and there are, and have been during the past five (5) years, no complaints against the Company pending or, to the knowledge of the Company and the Seller, threatened before the National Labor Relations Board or any similar state or local agency, except as set forth on Schedule 3.21. The Company enjoys good relations with its employees and
   -------------
there is no pending or, to the knowledge of the Company and the Seller, threatened labor trouble with or effort to organize any of its employees, and there has been no such labor trouble or, to the knowledge of the Company and the Seller, effort to organize during the past five (5) years.

    3.22 Litigation.  Except as disclosed on Schedule 3.22 attached hereto, (a)
         ----------                          -------------
there is no Claim pending or, to the knowledge of the Company or the Seller threatened (or, to the knowledge of the Company and the Seller, any facts which could lead to such a claim) by, against, affecting or regarding the Company or its businesses, properties or assets, or the Seller at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and
(b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting the Company or the Seller with respect to the businesses, properties or assets of the Company.  Nothing listed on Schedule
                                                                    --------
3.22, either individually or when aggregated with other listings on such
- ----
Schedule, would reasonably be expected to have a Material Adverse Effect.

    3.23 Insurance.  Schedule 3.23 attached hereto sets forth a summary of all
         ---------   -------------
insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage, benefits or coverage for any Plan described in Section 3.19, and bond and surety arrangements) to which any of the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years and specifies the insurer, the amount of coverage, type of insurance, expiration date, and any retroactive premium adjustments or other loss sharing arrangements. With respect to each such insurance policy to the knowledge of the Company and the Seller: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.
Schedule 3.23 describes any self-insurance arrangements affecting any of the
- -------------
Company.

    3.24 Company Products.  To the knowledge of the Company and the Seller, each
         ----------------
product manufactured, sold, leased, distributed or delivered by the Company ("Company Products") has been in conformity with all applicable contractual commitments and all applicable express and implied service and product warranties. Except as disclosed in Schedule 3.24 attached hereto, (a) there are
                                    -------------
no existing or, to the knowledge of the Company or the Seller, threatened Claims against the Company for services or merchandise which are defective or fail to meet any express or implied service or product warranties, or any facts which, if discovered by a third party, would support such a Claim; and (b) no Claim has been asserted against the Company for renegotiation or price redetermination with respect to any transaction, and there are no facts upon which any such Claim could be based. Except as set forth on Schedule 3.24, there are no
                                              -------------
statements, citations or decisions by any governmental or regulatory body or agency that any Company Product is defective or fails to meet any standards promulgated by any such governmental or regulatory body or agency. Except as set forth on Schedule 3.24, there have been no recalls ordered by any such
             -------------
governmental or regulatory body or agency with respect to any Company Product.

    3.25 Powers of Attorney.  Except for powers of attorney granted in the
         ------------------
ordinary course of business to independent certified public accountants or in connection with the establishment or amendment of a Plan described in Schedule 3.19(a)(1),  the
                                                  -------------------
Company has not granted any outstanding power of attorney.

    3.26 Brokers.  Except as disclosed in Schedule 3.26 attached hereto, none of
         -------                          -------------
the Company, the Seller, or anyone acting on their behalf, has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Shares, this Agreement or the transactions contemplated hereby.

    3.27 Burdensome Agreements.  The Company is not subject to or bound by any
         ---------------------
agreement, judgment, decree or order which does or may in the future reasonably be expected to result in a Material Adverse Effect.

    3.28 Records and Books.  The minute books of the Company have previously
         -----------------
been made available to Buyer and accurately record all corporate action taken by the stockholders and boards of directors and committees thereof from the date of organization through the date hereof. The stock transfer ledgers or record books of the Company completely and accurately set forth all transfers of the Company's capital stock from the date of organization through the date hereof.

    3.29 Transactions with Interested Persons.  Except as set forth on Schedule
         ------------------------------------                          --------
3.29 attached hereto, no officer, supervisory employee or director of the
- ----
Company owns directly or indirectly, either individually or jointly, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

    3.30   Bank Accounts.  Schedule 3.30 contains a complete and accurate list
           -------------   -------------
of all bank accounts, safe deposit boxes and lock boxes maintained by the Company, together with a list of all authorized signatories thereto.

    3.31 Copies of Documents.  The Company and the Seller have made available
         -------------------
for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Article III or in the Schedules delivered to Buyer pursuant to this Agreement.

    3.32 Status Under Certain Statutes.  The Company is not:  (i) a "public
         -----------------------------
utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company," or an affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

    3.33 Disclosure of Material Information.  Neither this Agreement
         ----------------------------------
(including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to the Company or the Seller, any untrue statement of a material fact or omits to state a material fact necessary to made the statements therein not misleading.

    3.34 Sole Representations and Warranties.  The representations and
         -----------------------------------
warranties contained in this Article III are the only representations and warranties made by the Company and the Seller in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by the Company and the Seller to Buyer.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------

    The Buyer hereby represents and warrants to the Company and the Sellers as follows:

    4.1  Organization and Qualification.  The Buyer is a corporation duly
         ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

    4.2  Authority.  The Buyer has the requisite corporate power and authority
         ---------
to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of the Buyer, and this Agreement constitutes the legal and binding obligation of the Buyer, enforceable against them in accordance with its terms.

    4.3  Brokers.  Neither Buyer nor anyone acting on their behalf has engaged,
         -------
retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of the Shares, this Agreement or the transactions contemplated hereby.

    4.4  Shares Acquired For Investment.  Buyer represents, covenants and
         ------------------------------
warrants that it is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Buyer further represents and warrants that it is an "accredited investor" within the meaning of Regulation D under the Securities Act. Buyer will not offer to sell or otherwise transfer any of the Shares in violation of any federal or state securities law. Buyer acknowledges that the sale of the Shares to it has not been registered pursuant to any federal or state securities laws and that a legend to that effect may be placed on all certificates representing such Shares unless and until a registration statement under the Securities Act has become effective with respect to such Shares.

    4.5  Financing Commitment.  Buyer has or will have prior to the Closing
         --------------------
Date, sufficient funds to fund the payment of the Purchase Price.

    4.6  Financial Statement.  The financial statements of the Buyer for its
         -------------------
fiscal year ended September 3, 1995 previously delivered to the Seller have been prepared in accordance with GAPP applied in a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer as of such dates and results of operations with the Buyer for such periods, are correct and complete, and are consistent with the books and records of the Buyer.

    4.7  Sole Representations and Warranties.  The representations and
         -----------------------------------
warranties contained in this Article IV are the only representations and warranties made by Buyer in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by Buyer to the Company or the Seller.


                                   ARTICLE V

                                   COVENANTS
                                   ---------


    The parties hereto agree to the following covenants:

    5.1  Covenants of the Company.  The Company hereby agrees with Buyer to
         -----------------------
keep, perform and fully discharge the following covenants and agreements:

         (a)  Interim Conduct of Business.  From the date hereof until the
              ---------------------------
Closing, the Company shall operate its business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to this Agreement or as set forth on Schedule 5.1(a)
                                                         ---------------
hereto). Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement or expressly approved in writing by Buyer, the Company shall not:

              (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any executive or employee other than in the ordinary course of business consistent with prior practice; provided, however that the Company may at Closing pay a bonus of up to $150,000 to a key employee designated by the Seller, to the extent permitted under Section 2.6;

         (ii) purchase, lease or otherwise acquire any real estate or any interest therein;

        (iii) declare, set aside or pay any dividend or make any other distribution with respect to any Equity Security or make any loan, advance or other distribution to the Seller;

         (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire any Person;

          (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible, including without limitations, customer lists or other information relating to the Company's customers, except in the ordinary course of business consistent with prior practice;

         (vi) authorize for issuance, issue, sell or deliver any of its own Equity Securities;

        (vii) split, combine or reclassify any class of Equity Security or redeem or otherwise acquire, directly or indirectly, any of its Equity Securities;

       (viii) incur or guaranty any Indebtedness for borrowed money, or incur any other obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice;

         (ix) place or permit to be placed any Lien on any of its assets or properties, other than statutory Liens arising in the ordinary course of business;

          (x) make or authorize any amendments or changes to its Charter or By-Laws;

         (xi) make any single investment in excess of $25,000, or aggregate investments in excess of $50,000, in property, plant and equipment and other items of capital expenditure;

        (xii) accelerate receivables or delay or postpone payment of any accounts payable or other liability, or liquidate inventory except in the ordinary course of business consistent with prior practice; or

       (xiii)  abandon any part of its business.

         (b)  Access.  The Company shall, upon reasonable notice, give Buyer and
              ------
its representatives full and free access to all properties, assets, books, contracts, commitments and records of the Company during reasonable business hours and shall promptly furnish Buyer with all financial and operating data and other information as to the history, ownership, Affiliates, business, operations, properties, assets, liabilities, or condition (financial or otherwise) of the Company as Buyer may from time to time reasonably request.

         (c)  Satisfaction of Conditions.  The Company agrees to use its best
              --------------------------
efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 6.1 herein on or prior to the Closing Date.

         (d) Prior to the Closing, the Company agrees to pay all accounting expenses in connection with the July 31, 1995 financial audit of the Company by Arthur Andersen LLP and all expenses billed or accrued through the date hereof by Rubin, Brown, Gornstein & Co.

         (e) Prior to the Closing, the Company agrees to pay to Christopher Ott a bonus of $150,000.

    5.2  Covenants of the Company and the Seller.  Each of the Company and the
         ---------------------------------------
Seller agrees with Buyer to keep, perform and fully discharge the following covenants and agreements:

         (a)  No Solicitation, Confidentiality, Etc.  The Seller and the Company
              --------------------------------------
agree that, prior to the termination of this Agreement pursuant to Article VII hereof neither the Company nor the Seller will (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of the Shares or any other Equity Security of the Company or of all or a portion of the assets or business of the Company or (y) any merger, consolidation, joint venture or business combination with the Company or
(ii) discuss or disclose either this Agreement or other confidential information pertaining to the Company with any Person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to Affiliates, officers, directors, employees and agents of the Company or the Seller) without the prior written approval of Buyer. Buyer acknowledges that the prior distribution of material regarding the Company to interested parties shall not be deemed to violate this Section 5.2(c). The Company and the Seller shall advise such parties of the existence of this Agreement and shall refrain from entering into further discussions with such parties concerning the sale of the Company to the extent otherwise prohibited by this Section 5.2(c).

    5.3  Covenants of the Seller.  The Seller agrees with Buyer to keep, perform
         -----------------------
and fully discharge the following covenants and agreements:

         (a) Accuracy of Representations and Warranties.  Without the prior
             ------------------------------------------
written consent of Buyer, the Seller will not take any action from the date hereof to the Closing Date, whether as an officer, director or stockholder of the Company or otherwise, that would cause any representation or warranty of the Company or the Seller contained in this Agreement to become untrue or cause the breach of any agreement hereof or covenant contained herein. The Seller will promptly bring to the attention of Buyer any facts which come to his attention that would cause any of the representations and warranties of the Company or the Seller to be untrue or materially misleading in any respect.

         (b) Satisfaction of Conditions.  The Seller agrees to use his best
             --------------------------
efforts to cause the Company to comply with Sections 5.1 and 5.2 above and to accomplish the satisfaction of the conditions precedent to Closing contained in
Section 6.1 below on or prior to the Closing Date.

         (c) Tax Matters.  (i) The Seller shall be responsible for and shall
             -----------
cause to be prepared and duly filed all Tax Returns relating to Taxes of the Company for all taxable periods ending on or before the Closing Date. The Seller shall be responsible for and shall indemnify and hold harmless Buyer and the Company with respect to all Taxes to which such Tax Returns relate for all taxable periods covered by such Tax Returns.

             (ii) The Company shall be responsible for and cause to be prepared and duly filed all Tax Returns relating to Taxes of the Company for any taxable period which commences after the Closing Date (the "Post Closing Period"). The Buyer shall be responsible for and shall indemnify and hold harmless Seller with respect to all Taxes with respect to the Company for the Post Closing Period.

         (d) Disclosure Supplements.  From time to time prior to the Closing,
             ----------------------
the Company and the Seller will supplement or amend the Schedule(s) hereto with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would to Seller's knowledge have been required to be set forth or described in any such Schedule or which is necessary to complete or correct any information in any such Schedule or in any representation or warranty of the Company and the Seller which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Section 6.1 hereof, no such supplement or amendment shall be given effect.

    5.4  Covenants of Parent and Buyer.  The Buyer hereby agree with the Company
         -----------------------------
and the Seller to keep, perform and fully discharge the following covenants and agreements:

         (a) Confidentiality.  The Buyer agrees to hold, and to cause its
             ---------------
officers, directors, employees, prospective financing services, consultants, agents and stockholders to hold, all information heretofore or hereafter obtained from the Company or its advisors in strict confidence and to use the information so obtained only for the purpose of evaluating the purchase of the Company. The Buyer shall promptly return all such information to the Company if the Closing is not consummated as contemplated hereby.

         (b) Satisfaction of Conditions.  The Buyer agree to use their best
             --------------------------
efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 6.2 herein on or prior to the Closing Date.

    5.5  Mutual Covenants.  Each party agrees that after the Closing it shall,
         ----------------
upon the request and at the expense of any other party to this Agreement, take such action and execute such documents as such other party may reasonably request in order to effect the transaction hereby declared.


                                   ARTICLE VI

                               CLOSING CONDITIONS
                               ------------------


    6.1  Conditions to Obligations of Buyer.  The obligations of Buyer to
         ----------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         (a) Representations, Warranties and Covenants.  Each of the
             -----------------------------------------
representations and warranties of the Company and the Seller contained in this Agreement shall remain true and correct at the Closing Date as fully as if made on the Closing Date; the Company and the Seller shall have performed, on or before the Closing Date, all of its or his respective obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed on or before the Closing Date; and the Company and the Seller shall have delivered to Buyer an Officer's Certificate dated the Closing Date of the Company and a certificate from the Seller in his individual capacity to such effect.

         (b) No Pending Action.  No legislation, order, rule, ruling or
             -----------------
regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, in the reasonable judgment of Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Shares) or result in a Material Adverse Effect

         (c) Proceedings Satisfactory.  All proceedings taken in connection with
             ------------------------
the purchase and sale of the Shares, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Buyer. Buyer and its counsel shall have received copies of such documents and papers as Buyer or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to Buyer. Any Purchase Document, any Schedule or Exhibit to this Agreement and any other document, agreement or certificate contemplated by this Agreement, not approved by Buyer in writing as to form and substance on the date this Agreement is executed, shall be reasonably satisfactory in form and substance to Buyer.

         (d)  Consents - Permits.  The Company shall have received (and there
              ------------------
shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance regulation or rule or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Shares.

         (e)  Corporate Documents.  The Company shall have delivered to Buyer:
              -------------------

              (i) an Officer's Certificate of the Secretary of the Company certifying (x) the incumbency and genuineness of signatures of all officers of the Company executing this Agreement, any document delivered by the Company at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the Company authorizing the entry by the Company into this Agreement and the transactions contemplated hereby and (z) the truth, correctness and completeness of the By-Laws of the Company;

             (ii) the minute books and stock record books of the Company;

            (iii) the Charter of the Company certified as of a recent date by the Secretary of State of the State of Missouri; and

             (iv) certificates of corporate and tax good standing and legal existence of the Company as of a recent date from the Secretary of State of the State of Missouri.

         (f) Resignations.  Buyer shall have received written resignations of
             ------------
all directors of the Company effective as of the Closing.

         (g) Opinion of Counsel.  Buyer shall have received a favorable opinion,
             ------------------
dated the Closing Date and satisfactory in form to Buyer and its counsel, of Raskas, Ruthmeyer, Pomerantz, Wynne, Gravaglia & Susman, counsel to the Seller and the Company, as to the matters set forth on Exhibit C attached hereto. In
                                                ---------
rendering such opinion such counsel may, to the extent he may deem such reliance or limitation is proper, (a) rely on (x) certificates of public officials, and
(y) certificates, in form and substance satisfactory to Buyer and its counsel, of the Seller or officers of the Company and (b) limit the scope of such opinion to the laws of Missouri and the federal laws of the United States.

         (h) Non-Competition Agreement.  The Seller shall have executed and
             -------------------------
delivered to Buyer a non-competition and non-disclosure agreement in substantially the form of Exhibit D attached hereto (the "Non-Competition
                          ---------
Agreement").

         (i) 1995 EBIT.  The Company's EBIT for the year ending July 31, 1995,
             ---------
as shown in the audited financial statements delivered to the Buyer with respect to the year ended July 31, 1995, shall be not less than $1,372,000, and the chief executive and chief financial officers shall deliver to Parent an officer's certificate to such effect.

         (j) Due Diligence.  The Buyer shall have been satisfied, in its sole
             -------------
discretion, with the results of its due diligence review with respect to the Company's business.

         (k) Pursuant to a Letter Agreement of even date herewith, the Company shall have transferred to the Seller, and the Seller shall have assumed the obligations of the Company under each of the Kiel Center Suite Reservation Agreement and Kiel Center Suite Agreement, each dated March 23, 1994.

    6.2  Conditions to Obligations of the Company and the Seller.  The
         -------------------------------------------------------
obligations of the Company and the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         (a) Representations and Warranties.  Each of the representations and
             ------------------------------
warranties of the Buyer in this Agreement shall remain true and correct at the Closing Date, and the Buyer shall, on or before the Closing Date, have performed all of its obligations under this Agreement and the Other Purchase Documents which by the terms thereof are to be performed by it on or before the Closing Date; and the Buyer shall have delivered an Officer's Certificate to the Seller dated the Closing Date to such effect.

         (b) No Pending Action.  No legislation, order, rule, ruling or
             -----------------
regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, was not known by the Company or the Seller on the date hereof or which could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Shares) or result in a Material Adverse Effect.

         (c) Corporate Documents.  The Buyer shall have delivered to the Seller:
             -------------------

              (i) an Officer's Certificate of the Clerk of the Buyer certifying
(x) the incumbency and genuineness of signatures of all officers of the Buyer executing this Agreement, any document delivered by the Buyer at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the Buyer authorizing the entry by the Buyer into this Agreement and the transactions contemplated hereby and (z) the truth, correctness and completeness of the By-Laws of the Buyer;

             (ii) the Charter of the Buyer, each certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts; and

            (iii) certificate of corporate good standing and legal existence of the Buyer as of a recent date from the Secretary of State of the Commonwealth of Massachusetts.

         (d) Opinion of Counsel to Buyer.  The Seller shall have received a
             ---------------------------
favorable opinion, dated the Closing Date and satisfactory in form to the Seller, of Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel to Buyer, in substantially the form attached hereto as Exhibit E. In rendering
                                                    ---------
such opinion such counsel may, to the extent it may deem such reliance or limitation is proper, (a) rely on (x) certificates of public officials, and (y) certificates, in form and substance satisfactory to the Company, of the Buyer or officers of the Buyer and (b) limit the scope of such opinion to the laws of the Commonwealth of Massachusetts and the federal laws of the United States.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

         7.1  Termination of Agreement.  This Agreement and the transactions
              ------------------------
contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

         (a) Mutual Consent.  By mutual written consent of Buyer and the Seller;
             --------------

         (b) Court Order.  By Buyer, the Company or the Seller if any court of
             -----------
competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (c) Failure to Close By January 31, 1996.  By Buyer or the Seller if
             ------------------------------------
the transactions contemplated hereby shall not have been consummated on or before January 31, 1996, provided, however, that such right to terminate this
                         --------  -------
Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

         (d) Termination by Seller.  By the Seller upon notice to Buyer at any
             ---------------------
time prior to January 31, 1996 if (i) a condition to the performance of the Seller set forth in Section 6.2 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by Buyer or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by Buyer pursuant hereto shall be materially false or misleading; or

         (e) Termination by Buyer.  By Buyer by notice to the Company and the
             --------------------
Seller at any time prior to January 31, 1996 if (i) a condition to the performance of Buyer set forth in Section 6.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by the Company or the Seller or (iii) any representation set forth in this Agreement or in any instrument delivered by the Company or the Sellers pursuant hereto shall be materially false or misleading.

         7.2  Effect of Termination and Right to Proceed.  If this Agreement is
              ------------------------------------------
terminated pursuant to this Article VII, then except as provided below, all further obligations of Buyer, the Company and the Sellers under this Agreement shall terminate without further liability of Buyer or any Affiliate thereof to the Seller or the Company or of the Seller or the Company to Buyer or any Affiliate thereof, except with respect to the obligations set forth in Sections 7.1, 9.1 and 9.2, and except, in the case of termination pursuant to Section 7.1(d) or Section 7.1(e), as to liability for misrepresentation, breach or default in connection with any warranty, representation, covenant or obligation given, occurring or arising to the date of termination. In addition, anything in this Agreement to the contrary notwithstanding, if any of conditions to obligations specified in Sections 5.1, 5.2 or 5.3 hereof have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of the Sellers specified in Section 5.4 hereof have not been satisfied, the Seller, in addition to any other rights which may be available to him, shall have the right to waive their rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

                                  ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

    8.1  Survival of Representations and Warranties.  The parties hereto agree
         ------------------------------------------
to shorten the applicable period of limitation of claims made under representations and warranties, and for that purpose each and every such representation and warranty set forth in this Agreement (including the Officer's Certificates required by Sections 6.1(a) and 6.2(a) above), shall survive until the second anniversary of the Closing Date, except with respect to
(a) the representations and warranties set forth in Sections 3.2, 3.3 and 4.3, which shall survive the Closing without limitation; and (b) the representations and warranties set forth in Section 3.18, which shall survive the Closing until the first to occur of (x) the expiration of the statute of limitations (and any extensions thereof) applicable to the Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental entity, or (y) the completion of the final audit and determination by the applicable governmental entity with respect to such Tax and final disposition of any deficiency resulting therefrom. From and after the applicable period of survival with respect to such respective representations and warranties of the Seller and Buyer, neither the Seller nor the Buyer, nor any Affiliate of the Seller or Buyer shall have any liability whatsoever with respect to any such representation or warranty, except for breaches as to which any party shall have notified the other party prior to such date. This Section
8.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

    8.2  Indemnification by Seller.  The Seller hereby agrees to indemnify,
         -------------------------
defend and hold Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively, "Losses"), arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of the Company or any Seller contained in this Agreement or any other Purchase Document provided,
                                                                      --------
however, that the maximum liability of the Seller pursuant to this Agreement for
- -------
aggregate losses (other than those arising under Section 3.3) shall be limited to Indebtedness evidenced from time to time by the Subordinated Note.

    8.3  Indemnification by Buyer.  Buyer hereby agrees to indemnify, defend and
         ------------------------
hold each Seller, its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other Purchase Document and arising out of any and all actions, suits, claims and administrative or other proceedings of every kind and nature instituted or pending against any Seller or any of its Affiliates at any time before or after the Closing Date to the extent that such Losses (a) relate to or arise out of or in connection with the assets, businesses, operations, conduct, products and/or employees (including former employees) of the Company or any of its Subsidiaries, whether relating to or arising out of or in connection with occurrences before or after the Closing Date and (b) do not arise out of a breach or inaccuracy of Seller's representations and warranties in, or a breach or default in the performance of any warranty, covenant under, undertaking or other agreement contained in this Agreement or any other Purchase Document.

    8.4  Minimum Indemnification.  Notwithstanding anything to the contrary
         -----------------------
contained herein, no party hereto shall be entitled to recover from any other party unless and until the total of all claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties (other than those contained in Sections 3.3, 3.4, 3.18, 3.26, and 4.3 above) or breach of or default in the performance of any covenants, undertakings or other agreements, whether such claims are brought under this Article VIII or otherwise, exceeds Fifty Thousand Dollars ($50,000) and then only for the amount by which such claims for indemnity or damages exceed Fifty Thousand Dollars ($50,000).

    8.5  Notice and Opportunity to Defend.  If there occurs an event which a
         --------------------------------
party asserts is an indemnifiable event pursuant to Section 8.2 or 8.3, the parties seeking indemnification shall promptly notify the other parties obligated to provide indemnification (collectively, the "Indemnifying Party"). If such event involves (a) any Claim or (b) the commencement of any action, suit or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding, provided, however, that the failure to
                                    --------  -------
provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by such party, in connection with the defense of such action, suit or proceeding. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the party seeking indemnification shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent. If, however, the party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept
  ---- ----
(which must include the unconditional release of the parties seeking indemnification from all liability with respect to the Claim at issue), the party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the party seeking indemnification. In such event, the obligation of the Indemnifying Party to the party seeking indemnification shall be equal to the lesser of (i) the amount of the offer or settlement which the party seeking indemnification refused to accept plus the costs and expenses of such party prior to the date the Indemnifying Party notifies the party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the party seeking indemnification is obligated to pay as a result of such party's continuing to pursue such matter.

    8.6  Contribution.  If the indemnification provided for in Section 8.2 or
         ------------
8.3, as the case may be, of this Agreement is unavailable to a party seeking indemnification in respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such party seeking indemnification, shall have an obligation to contribute, and shall contribute, to the amount paid or payable by such party seeking indemnification as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the party seeking indemnification, on the other hand, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the parties seeking indemnification shall be determined by reference to, among other things, whether any action in question, including any breach or inaccuracy of any representation or warranty, relates to information supplied by the Indemnifying Party or the parties seeking indemnification and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it will not be just and equitable if contribution pursuant to the preceding provisions of this Section 8.6 were determined by any method of allocation which does not take into account the equitable considerations referred to in such provisions. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    8.7  Right of Set-Off.  If a claim for indemnification is made by Buyer as
         ----------------
the Indemnified Party, Buyer's sole remedy with respect to such claim shall be to withhold the amount of such claimed indemnity from the amount of any payments otherwise due under the Subordinated Note. Upon final determination of such claim, Buyer may reduce the principal of the Subordinated Note or any interest payments or payment of principal thereunder, at Buyer's election, by the amount of which it is entitled hereunder.

    8.8  Adjustment for Insurance and Taxes.  The amount which an Indemnifying
         ----------------------------------
Party is required to pay to, for or on behalf of any other party (hereinafter referred to as an "Indemnitee") pursuant to this Article VIII shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss") and (ii) to take account of any Tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If an Indemnitee shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, or realize any Tax benefit as a result of such Indemnifiable Loss, then the Indemnitee shall pay to the Indemnifying Party the amount of such insurance proceeds or Tax benefit or, if lesser, the amount of the Indemnity Payment.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------


    9.1  Fees and Expenses.  Each of the parties hereto will pay and discharge
         -----------------
its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby; provided that the Seller shall pay the fees and expenses of counsel for the Company and the Company shall pay prior to the Closing the fees and expenses of the accountants incurred in connection with the Financial Statements in accordance with Section 5.1(d) hereof.

    9.2  Publicity and Disclosures.  Prior to the Closing, no press release or
         -------------------------
any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made by any party without the prior knowledge and written consent of the Company and Buyer.

    9.3  Notices.  All notices, requests, demands, consents and communications
         -------
necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

         if to Buyer:             Suburban Ostomy
                                  Supply Co., Inc.
                                  75 October Hill Road
                                  Holliston, MA   01746

                                  Attention:  Stephen Aschettino
                                  Vice President and Chief Financial Officer
                                  Facsimile Transmission Number: (508)429-7921

         with a copy to:          Hutchins, Wheeler & Dittmar
                                  A Professional Corporation
                                  101 Federal Street
                                  Boston, MA  02110

                                  Attention:  James Westra
                                  Facsimile Transmission Number:  (617) 951-1295
         if to the Company or
         Seller:                  St. Louis Ostomy
                                  Distributors, Inc.
                                  2701 Clark Avenue
                                  St. Louis, MO   63103

                                  Attention:  Michael J. Quinn
                                  Facsimile Transmission Number:  (314) 535-7301

         with a copy to:          Raskas, Ruthmeyer, Pomerantz,
                                  Wyme, Garavaglia & Susman
                                  1010 Market Street, Suite 1300
                                  St. Louis, MO 63101-2000
                                  Attn:  Sanford E. Pomerantz, Esq.
                                  Facsimile Transmission
                                  Number:  (314) 241-6162

    All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimilie transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

    9.4  Successors and Assigns.  All covenants and agreements set forth in this
         ----------------------
Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that none of the Seller or the Company may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of Buyer.

    9.5  Descriptive Headings.  The headings of the sections and paragraphs of
         --------------------
this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

    9.6  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    9.7  Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by law, the parties hereby waive any provision of any law, statute, ordinance, rule or regulation which might render any provision hereof invalid, illegal or unenforceable.

    9.8  Attorneys' Fees.  In any action or proceeding brought to enforce any
         ---------------
provision of this Agreement or the other Purchase Documents, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

    9.9  Course of Dealing.  No course of dealing and no delay on the part of
         -----------------
any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

    9.10 Third Parties.  Except as specifically set forth or referred to herein,
         -------------
nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or any other Purchase Document.

    9.11 Tax Matters.
         -----------

         (a) Seller will timely file on behalf of the Company and its Subsidiaries all federal, state, local and foreign tax reports and returns for any period which ends on or prior to the Closing Date and which are required to be filed to reflect the operations of the Company and its Subsidiaries. All such reports and returns shall be submitted to Buyer for review at least thirty
(30) days prior to filing such reports and returns. Buyer, at its expense or that of the Company, shall be entitled to participate in the preparation of such reports and returns. All such reports and returns will be prepared and filed using tax accounting methods and principles which are substantially consistent with those used in the returns and reports of taxes for the Company and its Subsidiaries for preceding tax periods unless Buyer agrees otherwise. Any item of income, deduction or credit to be included in any such tax return or report shall be based on the permanent records (including work papers) of the Company and its Subsidiaries. Buyer shall prepare and file on behalf of the Company and its Subsidiaries all federal, state, local and foreign tax reports and returns for any period which ends after the

Closing Date and which are required to be filed to reflect the operations of the Company and its Subsidiaries attributable to a period prior to the Closing Date.

         (b) All refunds of taxes attributable to any or all years or periods (or portions thereof) ending prior to the Closing Date shall belong to the Seller, and all such refunds of taxes attributable to any or all years or periods (or portions thereof) commencing on or after the Closing Date shall belong to the Company.

         (c) Buyer will give notice to Seller of any Tax Claim relating to any taxable year or period ending on or prior to the Closing Date or that includes the Closing Date, and shall keep Seller informed of the progress of, and the issues involved in, the same, in each case which may be the subject of indemnification by Seller pursuant to this Agreement. The parties hereto shall, and shall cause the Company and its Subsidiaries to, provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such parties' Tax Returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy any requirements relating to Taxes of each of the Company and its Subsidiaries.

         (d) Seller shall pay all stock transfer Taxes, real property transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes resulting from, arising under or in connection with the transfer of the Shares or any other related transaction under the Agreement.

         (e) The obligations of Seller set forth in the Agreement relating to Taxes shall, except as otherwise agreed in writing, be unconditional and absolute and shall remain in effect without limitation as to time or amount of recovery by Buyer until thirty (30) days after the expiration of the applicable statute of limitations governing the Taxes to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).

    9.12 Variations in Pronouns.  All pronouns and any variations thereof refer
         ----------------------
to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

    9.13 WAIVER OF JURY TRIAL.  EACH OF BUYER, THE COMPANY AND THE SELLER HEREBY
         --------------------
EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT OR THE SHARES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE COMPANY, THE SELLER AND BUYER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY

BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, THE SELLER AND BUYER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAVIER IS IRREVOCABLE AND MAY ONLY BE MODIFIED EITHER ORALLY OR IN AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT OR THE SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

    9.14 GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE
         -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

    9.15 Entire Agreement.  This Agreement, including the Schedules and Exhibits
         ----------------
referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company, Buyer and the Seller.



                  [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first set forth above.



ATTEST:                                ST. LOUIS OSTOMY DISTRIBUTORS, INC.



/s/ Sanford Pumerantz                  By: /s/ Michael J. Quinn,
- -----------------------                   --------------------------------
                                          Michael J. Quinn,
                                          President

ATTEST:                                SELLER



/s/ Sanford Pumerantz                  /s/ Michael J. Quinn
- -----------------------                -----------------------------------
                                       Michael J. Quinn, Individually



ATTEST:                                SUBURBAN OSTOMY SUPPLY CO., INC.




/s/ James Westig                       By: /s/ Herbert Gray
- -----------------------                   --------------------------------
                                          Herbert Gray, Chairman